Exhibit 10.1

JH Designs, Inc.

11271 Ventura Blvd. #511

Studio City, California 91604

August 5, 2010

Jonathan Hopp

11271 Ventura Blvd. #511
Studio City, California 91604

Re:  Agreement to Serve as President and CEO

Dear Mr. Hopp,

This letter agreement memorializes the terms and conditions of that certain agreement of compensation by and between Jonathan Hopp (“Hopp”) and JH Designs, Inc., a Nevada corporation (the “Company”).

 The Company agrees to pay Hopp, 9,500,000 shares (the “Shares”) common stock of the Company, as consideration for Hopp serving and performing his duties as a non-employee President and Chief Executive Officer of the Company, for a term of one (1) year, beginning August 5, 2010.  Hopp shall have such executive responsibilities and duties as are assigned by the Board of Directors of the Company and are consistent with the office of President and Chief Executive Officer.

Hopp is aware that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, in reliance on exemptions from such registration.  Hopp understands that reliance by the Company on such exemptions is predicated in part upon the truth and accuracy of the statements made by him in this Stock Subscription Agreement.

Hopp hereby represents and warrants that he:

(i)  either alone or with the assistance of his professional advisors, has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of his purchase of the Shares;

(ii)  has sufficient financial resources to be able to bear the risk of his investment in the Shares; and

(iii)  has either spoken or met with, or been given reasonable opportunity to speak with or meet with, representatives of the Company for the purpose of asking questions of, and receiving answers and information from, such representatives concerning his investment in the Shares.

Hopp hereby represents and warrants that he is purchasing the Shares for his own account for investment purposes and not with a view toward the sale or distribution of all or any part of the Shares.  No one other than Hopp has any beneficial interest in the Shares, except as provided by applicable community property laws.

Hopp understands that because the Shares have not been registered under the Securities Act, (i) the Shares have the status of securities acquired in a transaction under Section 4(2) of the Securities Act, and (ii) the Shares cannot be sold unless the Shares are subsequently registered or an exemption from registration is available.

Hopp agrees that he will in no event sell or distribute all or any part of the Shares unless (i) there is an effective registration statement under the Securities Act and applicable state securities laws covering any such transaction involving the Shares, or (ii) the Company receives an opinion of his legal counsel, in form acceptable to the Company, stating that such transaction is exempt from registration, or (iii) the Company otherwise satisfies itself that such transaction is exempt from registration.

Hopp consents to (i) the placing of the legend set forth below on the certificate representing the Shares stating that the Shares have not been registered and setting for the restriction on transfer contemplated hereby and (ii) the placing of a stop transfer order on the books of the Company and with any transfer agents against the Shares.

The following legend, or one substantially similar thereto, shall be placed on certificates representing the Shares:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED OR DISPOSED OF UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE UNITED STATES AND STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, OR (B) THIS CORPORATION RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES (CONCURRED IN BY LEGAL COUNSEL FOR THIS CORPORATION) STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) THIS CORPORATION OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

Hopp understands that at the present time Rule 144 promulgated under the Securities Act may not relied upon does not have securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, for the resale or distribution of the Shares by him because the Company is a currently a “shell company,” as such term is defined by SEC Rule 405, and does not file current or periodic reports with the Securities and Exchange Commission or make information about the Company publicly available, and there is no public market for the Shares.  Moreover, there can be no assurance that the Company will in the future not be a shell company, register securities, file such reports or make publicly available such information, or that a public market for the Shares will develop.

Hopp understands that the Company has no obligation to him to register the Shares under the Securities Act and has not represented to him that it will register the Shares.

Very truly yours,

JH DESIGNS, INC.

By:  /s/ Jonathan Hopp

        Name:  Jonathan Hopp

        Title:  President and Chief Executive Officer

Agreed and Accepted this 5th of August, 2010:

By:  /s/ Jonathan Hopp

        Jonathan Hopp, individually

2